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                                                                  EXECUTION COPY

                                 PROMISSORY NOTE

$1,000,000.00                                            Pottstown, Pennsylvania
                                                               December 29, 2000

         FOR VALUE RECEIVED, ZipFinancial.com, Inc. (d/b/a BankZip.com), a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the "Borrower"), promises to pay to the order of Sedona Corporation, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the "Lender," which term shall also include any subsequent holder of this Note), the principal sum of One Million Dollars ($1,000,000.00) (the "Loan"), or so much thereof as shall have been advanced under the provisions of the Disbursement Agreement of even date herewith (the "Disbursement Agreement"), with interest until paid as set forth in this Note.

         1. Interest. Interest shall accrue and be payable on the unpaid principal balance of this Note at the rate of six percent (6%) per annum (the "Interest Rate"). Interest shall be calculated daily on the basis of the actual number of days elapsed over a 360 day year. Payments of interest shall be due and payable on the first day of the calendar month. Accrued interest shall be calculated based on the average daily unpaid principal for the month prior to the payment.

         2. Repayment. Beginning on the first day of the calendar month following the month in which first disbursement occurs, and on the first day of each month thereafter, Borrower shall make monthly payments of interest at the Interest Rate set forth above in the unpaid principal balance, together with a payment of principal equal to two percent (2%) of the unpaid principal balance on the first day of the calendar month.

         3. Maturity Date. The entire unpaid principal amount hereof, together with, accrued and unpaid interest thereon and all other amounts payable hereunder, shall be due and payable on, December 29, 2003, the third anniversary of the Closing Date (the "Maturity Date").

         4. Application of Payments. Prior to a default, all payments received by Lender shall be applied to the following items in the order stated:

                  (I) Then due payments of interest and late charges, if any, on the indebtedness hereunder; and

                  (II)     Amortization of the principal of said indebtedness.

         5. Prepayment. Borrower shall have the privilege to prepay the principal indebtedness, plus all accrued and unpaid interest thereon, in whole or in part at any time without payment of a premium.


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         6. Late Charges. If any installment of interest or principal or any other payment due under this Note is not paid within ten (10) days after the date that the installment or payment is due, Borrower promises to pay Lender a "late charge" equal to 5% of the aggregate monthly payment required by this Note. Borrower promises to pay costs of collection, including a reasonable attorney's fee, if this Note is referred to an attorney for collection after default.

         7. Default Rate. In the event Borrower shall fail to make any one or more payments on account of interest, principal, charges, or premiums within ten
(10) days after the date the same shall become due and payable, as is herein or in the deed of trust securing the indebtedness hereunder provided, Borrower shall pay to Lender interest on any overdue payment of principal, interest, charges and premiums at the rate of two percent (2%) per annum above the rate otherwise payable under the terms of this Note (the "Default Rate"), from the date the same shall become due and payable until the date paid. Following a default hereunder or under the Security Agreement, as defined in Section 10 hereof, the term "Interest Rate" as used in this Note shall be deemed to be the Default Rate.

         8. Place and Time of Payments. All payments due under this Note shall be made during regular business hours at Lender's office at


                                     Sedona Corporation
                                     455 South Gulph Road
                                     King of Prussia, PA  19406
                                     Attention:  Bill Williams


or at any other place that Lender may designate in writing, and shall be made in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public or private debts. As long as no Event of Default, as defined in the Security Agreement (itself defined in Section 10 hereof), shall have occurred and be continuing, Lender shall accept payment by check from Borrower. Any payment tendered other than in coin or currency as aforesaid shall be accepted by Lender subject to collection.

         9. Security for Note. This Note is secured by that certain Security Agreement (the "Security Agreement") executed of even date herewith by and between Borrower and Lender, to which Security Agreement reference is made for a description of the Property, definition of terms, the nature and extent of the security, and the rights of Lender and its successors and assigns, in respect of such security.

         10. Acceleration. Upon any default under this Note or upon an Event of Default, as defined in the Security Agreement, the unpaid principal with interest and all other sums secured by the Security Agreement shall at the option of Lender become immediately due and payable. In the event of such acceleration, Borrower may discharge its obligations to Lender by paying all sums due under the Note and the Security Agreement, with interest at the Default Rate accruing from the date such acceleration is declared. Failure to exercise this option shall not constitute a waiver of the right to exercise this option in the event of any subsequent default.


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         11. Payment of Costs. In the event this Note is turned over to an attorney at law for collection after default, in addition to the principal, interest, late charges, and/or premiums due hereunder, Lender shall be entitled to collect, all costs of collection including but not limited to reasonable attorneys' fees, incurred in connection with protection of or realization of collateral or in connection with any of Lender's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and shall also be secured by the Security Agreement. Borrower agrees that any dollar limit on attorney's fees provided in this Note apply only in the event Lender's collection and enforcement efforts are uncontested. If Lender's collection or enforcement efforts are unsuccessfully contested, Borrower shall pay all of Lender's reasonable attorney's fees in excess of any express limit hereunder.

         12. Waiver. As to this Note, the Security Agreement, and any other documents or instruments evidencing or securing the indebtedness (the "Loan Documents"), Borrower and all guarantors, if any, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive valuation and appraisement presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment under this Note, may be extended from time to time without in any way affecting the liability of Borrower and all guarantors.

         13. Waiver of Jury Trial. BORROWER AND, BY ACCEPTANCE OF THIS NOTE, LENDER EACH WAIVES ALL RIGHTS TO TRIAL BY JURY OF ANY SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS OF ANY KIND ARISING UNDER OR RELATING TO THIS NOTE. EACH OF BORROWER AND LENDER ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENTS TO THE OTHER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY. BORROWER AND LENDER EACH AGREES THAT ALL SUCH SUITS, CLAIMS, COUNTERCLAIMS, AND ACTIONS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

         14. Business Purpose. Borrower represents and warrants that it is a business or commercial organization within the meaning of the Pennsylvania Business Corporation Law, as amended, and Borrower further represents and warrants that the Loan was made and transacted solely for the purpose of carrying on a business or commercial enterprise within the meaning of that subtitle.

         15. Severability. In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal, or unenforceable.


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         16. Governing Law. Borrower hereby acknowledges, consents and agrees
(i) that the provisions of this Note and the rights of all parties mentioned herein shall be governed by the laws of the Commonwealth of Pennsylvania and interpreted and construed in accordance with such laws (excluding Pennsylvania conflict of laws) and (ii) that any division of the United States District Court for the District of Pennsylvania and any court of competent jurisdiction of the Commonwealth of Pennsylvania shall have jurisdiction and venue in any proceeding instituted to enforce this Note and any objections to such jurisdiction or venue are hereby waived.

         17. No Waiver by Lender. No failure on the part of Lender to exercise any right or remedy hereunder, whether before or after the happening of a default shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a notation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right that Lender may have, whether by the laws of the Commonwealth of Pennsylvania, by agreement, or otherwise; and Borrower and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

         18.      Time of the Essence.  Time is of the essence.



                         {Signatures on following page}



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         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered on its behalf under seal on the date first written above.


WITNESS/ATTEST:                                  BORROWER:
                                                 ZIPFINANCIAL.COM, INC.
                                                 (d/b/a BankZip.com)
                                                 a Pennsylvania corporation



/s/ William K. Williams                          By: /s/ David D. Naugle(SEAL)
-----------------------                              ---------------------------
                                                     Name: David D. Naugle
                                                     Title: Exec. VP & COO


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